Exhibit 99.1

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
Fax: 312/922-9851
MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2008 RESULTS
•	Leased 5.8 Million Square Feet of Space During the Quarter

•	Further European Expansion into France and Germany with New Country Directors

•	Developable Land Now Totals More Than 5,600 Acres; Buildable to 97 Million Square Feet
CHICAGO, July 23, 2008 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for the quarter ended June 30, 2008. Diluted net income available to common stockholders per share (EPS) was $0.96, up 43% from $0.67 a year ago. Second quarter funds from operations (FFO) were $1.16 per share/unit on a diluted basis, compared to $1.17 per share/unit last year.
“In addition to achieving solid financial results, we expanded our franchise by hiring new country directors in France and Germany, two of the largest economies in the European Union, with major logistics corridors that drive demand for industrial space,” said Mike Brennan, president and CEO.
Portfolio Performance for On Balance Sheet Properties
•	3.0% increase in rental rates

•	Retained tenants in 81% of square footage up for renewal

•	Occupancy at 93.5%, compared to 94.2% at the end of first quarter 2008

•	Same property net operating income (NOI) on a cash basis declined by 0.9% excluding lease termination fees, and by 2.7% including lease termination fees

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Investment Performance

	2nd Quarter		Six Months
	2008	(in millions)	2008	(in millions)

Balance Sheet Investment/Disposition Activity

Property Acquisitions		$74.5		$164.4
Square Feet	0.9 million		2.2 million
Stabilized Weighted Average Capitalization Rate	7.6%		8.1%
Developments Placed in Service		$38.7		$52.0
Square Feet	0.7 million		1.0 million
Stabilized Weighted Average Capitalization Rate	8.7%		8.9%
Land Acquisitions		$11.8		$15.2

Total Investments		$125.0		$231.6

Property Sales		$269.5		$482.3
Square Feet	4.4 million		7.6 million
Weighted Average Capitalization Rate	7.6%		7.6%
Land Sales		$2.0		$14.7

Total Dispositions		$271.5		$497.0

Joint Venture Investment/Disposition Activity

Investments
2005 Development/Redevelopment — Acquisitions		$90.4		$109.5
2005 Development/Redevelopment — Placed in Service		$17.3		$43.7
2006 Strategic Land and Development		$10.9		$55.7
2007 Canada		$0.0		$38.1

Total Joint Venture Investments		$118.6		$247.0

Dispositions
2005 Development/Redevelopment		$97.7		$184.9
2005 Core		$2.2		$19.8

Total Joint Venture Dispositions		$99.9		$204.7

“While our investment activity was tempered in the first half of 2008 due to lower transaction volume in the overall market, we expect that First Industrial’s investments will increase significantly during the balance of 2008,” said Johannson Yap, chief investment officer. “Our competitive capital sources, growth in new markets and personnel, and focus on serving corporate customers give us many competitive advantages that we believe will help us to grow investments at a faster pace throughout the rest of 2008.”
Land and Development
Developable land now totals 5,624 acres, including 5,034 acres in joint ventures and 590 acres on balance sheet. Total land positions can now accommodate approximately 97 million square feet of additional development.
Developments in process have an estimated investment of $229 million in the joint ventures and $238 million on balance sheet. These developments in process do not include fee developments where First Industrial acts as a developer and receives remuneration but has no equity interest in the properties.

Investment Pipeline and Third Quarter To-Date Investments
The investment pipeline and third quarter to-date investments total $1.4 billion. It includes $606 million of developments currently and soon to be under construction, $3 million of acquisitions completed to date in the third quarter, and $774 million of acquisitions under contract or letter of intent. The breakdown is as follows:

	Balance	Joint
(in millions)	Sheet	Ventures	Total

Developments	$271	$335	$606

Acquisitions	$338	$439	$777

Total	$609	$774	$1,383

The investment pipeline above does not include fee developments where First Industrial acts as a developer and receives remuneration but has no equity interest in the properties.
Solid Financial Position (Balance Sheet)
•	No debt maturing in 2008
•	Less than $135 million of debt maturing through 2010
•	Fixed-charge coverage was 2.7 times and interest coverage was 3.3 times for the quarter
•	96% of real estate assets are unencumbered by mortgages
•	7.7 year weighted average maturity for permanent debt
•	100% of permanent debt is fixed rate
“Our capital position remains strong, with substantial capital capacity for future investments,” said Mike Havala, chief financial officer. “With no debt maturing in 2008 and less than $135 million coming due on our balance sheet through 2010, and with our in-place joint venture equity commitments and debt capacity, we have a distinct advantage in the current market vis-a-vis other market participants who are experiencing challenges with the credit markets.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
Over the years, NAREIT has also made clarifications to its FFO definition, for example, that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs, including industrial REITs, some of which have made changes to their FFO definitions to include gains from the sale of depreciated assets in their FFO calculation.

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First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules.
The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through redevelopment, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns. The Company provides additional disclosure on net economic gains in its quarterly supplemental.
Outlook for 2008
Mr. Brennan stated, “First Industrial’s guidance range for 2008 FFO per/share unit remains $4.70 to $5.00. We are reducing guidance for EPS to $4.30 to $4.60 and balance sheet investment volume, which includes both developments placed in service and acquisitions, to $800 million to $900 million with an 8% to 9% average cap rate. Our on balance sheet sales volume projection has also been reduced slightly to $1.0 billion to $1.1 billion with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $308 million to $318 million. Our range for net economic gains for on balance sheet transactions remains $154 million to $164 million.
“Our estimated range for First Industrial’s FFO from joint ventures remains $42 million to $52 million. Joint venture investment volume assumptions, which include both developments placed in service and acquisitions, range from $850 million to $950 million. Joint venture sales volume is assumed to be approximately $700 million to $800 million.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	3Q 2008	3Q 2008	Guidance for 2008	Guidance for 2008
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.98	$1.08	$4.30	$4.60
Add: Real Estate Depreciation/Amortization	0.87	0.87	3.55	3.55
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.77)	(0.77)	(3.15)	(3.15)

FFO	$1.08	$1.18	$4.70	$5.00

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of the United States, Canada and Europe, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2008.
“Investors should note that our assumptions on both balance sheet and joint venture sales volume include select land sales. The disposition market for land is inherently more volatile than for other types of real estate and can be even more volatile in more challenging real estate environments such as the current one. Such volatility could negatively impact our ability to profitably complete select land sales that we anticipate for the balance of 2008 and, therefore, our ability to deliver results in line with our guidance.”
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States, Canada, The Netherlands, Belgium, France and Germany, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types — R&D/flex, light industrial, manufacturing, and regional and bulk distribution centers. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development nearly 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, July 24, 2008. The call-in number is (888) 823-7459 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab. The replay will also be available on the website.
The Company’s second quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contacts:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Statement of Operations and Other Data:
Total Revenues (a)	$130,824	$95,701	$246,578	$192,079

Property Expenses	(33,038)	(28,550)	(66,127)	(55,801)
Construction Expenses (a)	(32,432)	(7,053)	(54,733)	(15,090)
General & Administrative Expense	(22,836)	(22,380)	(46,125)	(45,171)
Depreciation of Corporate F,F&E	(513)	(491)	(974)	(962)
Depreciation and Amortization of Real Estate	(44,872)	(34,144)	(82,011)	(66,880)

Total Expenses	(133,691)	(92,618)	(249,970)	(183,904)

Interest Income	1,118	225	1,762	485
Interest Expense	(27,616)	(29,667)	(56,472)	(59,568)
Amortization of Deferred Financing Costs	(722)	(824)	(1,445)	(1,644)
Gain (Loss) from Early Retirement of Debt	1,489	(108)	1,489	(254)

Loss from Continuing Operations Before Equity in Net Income of Joint Ventures, Income Tax Benefit and Minority Interest Allocable to Continuing Operations	(28,598)	(27,291)	(58,058)	(52,806)

Equity in Net Income of Joint Ventures (b)	3,268	11,626	6,570	17,257
Income Tax Benefit	3,366	107	5,919	2,030
Minority Interest Allocable to Continuing Operations	3,374	2,915	6,995	5,965

Loss from Continuing Operations	(18,590)	(12,643)	(38,574)	(27,554)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $70,484 and $59,429 for the Three Months Ended June 30, 2008 and 2007, respectively and $143,844 and $114,799 for the Six Months Ended June 30, 2008 and 2007, respectively (c)	74,518	68,532	153,244	134,320
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $3,362 and $11,070 for the Three Months Ended June 30, 2008 and 2007, respectively and $3,608 and $21,203 for the Six Months Ended June 30, 2008 and 2007, respectively) (c)	(3,783)	(11,802)	(4,234)	(23,036)
Minority Interest Allocable to Discontinued Operations (c)	(8,792)	(7,114)	(18,775)	(14,022)

Income Before Gain on Sale of Real Estate	43,353	36,973	91,661	69,708

Gain on Sale of Real Estate	4,337	830	12,009	4,404
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(1,104)	(327)	(2,696)	(1,095)
Minority Interest Allocable to Gain on Sale of Real Estate	(402)	(63)	(1,173)	(417)

Net Income	46,184	37,413	99,801	72,600

Preferred Dividends	(4,857)	(5,671)	(9,714)	(11,606)
Redemption of Preferred Stock	—	(2,017)	—	(2,017)

Net Income Available to Common Stockholders	$41,327	$29,725	$90,087	$58,977

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$41,327	$29,725	$90,087	$58,977

Add: Depreciation and Amortization of Real Estate	44,872	34,144	82,011	66,880
Add: Income Allocated to Minority Interest	5,820	4,262	12,953	8,474
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,140	7,195	4,136	15,235
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	1,885	2,284	3,723	4,962
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(37,566)	(15,546)	(79,498)	(34,711)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(143)	(2,496)	(867)	(3,158)

Funds From Operations (“FFO”) (d)	$57,335	$59,568	$112,545	$116,659

Add: (Gain) Loss from Early Retirement of Debt	(1,489)	108	(1,489)	254
Add: Restricted Stock Amortization	4,724	3,648	8,184	7,254
Add: Amortization of Deferred Financing Costs	722	824	1,445	1,644
Add: Depreciation of Corporate F,F&E	513	491	974	962
Add: Redemption of Preferred Stock	—	2,017	—	2,017
Less: Non-Incremental Capital Expenditures	(8,374)	(7,118)	(15,179)	(12,373)
Less: Straight-Line Rent	(1,927)	(2,843)	(3,933)	(5,505)

Funds Available for Distribution (“FAD”) (d)	$51,504	$56,695	$102,547	$110,912

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$41,327	$29,725	$90,087	$58,977

Add: Interest Expense	27,616	29,667	56,472	59,568
Add: Depreciation and Amortization of Real Estate	44,872	34,144	82,011	66,880
Add: Preferred Dividends	4,857	5,671	9,714	11,606
Add: Provision for Income Taxes	1,521	12,022	1,011	22,101
Add: Redemption of Preferred Stock	—	2,017	—	2,017
Add: Income Allocated to Minority Interest	5,820	4,262	12,953	8,474
Add: Amortization of Deferred Financing Costs	722	824	1,445	1,644
Add: Depreciation of Corporate F,F&E	513	491	974	962
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,140	7,195	4,136	15,235
Add: (Gain) Loss from Early Retirement of Debt	(1,489)	108	(1,489)	254
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	1,885	2,284	3,723	4,962
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(37,566)	(15,546)	(79,498)	(34,711)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(143)	(2,496)	(867)	(3,158)

EBITDA (d)	$91,075	$110,368	$180,672	$214,811

Add: General and Administrative Expense	22,836	22,380	46,125	45,171
Less: Net Economic Gains, Net of Income Tax Provision (d)	(38,410)	(36,201)	(77,821)	(71,015)
Less: Provision for Income Taxes	(1,521)	(12,022)	(1,011)	(22,101)
Less: Equity in FFO of Joint Ventures, Net of Income Tax Provision (d)	(9,444)	(15,452)	(18,617)	(28,279)

Net Operating Income (“NOI”) (d)	$64,536	$69,073	$129,348	$138,587

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS (d)

Gain on Sale of Real Estate	4,337	830	12,009	4,404
Gain on Sale of Real Estate included in Discontinued Operations	70,484	59,429	143,844	114,799
Less: Provision for Income Taxes	(1,521)	(12,022)	(1,011)	(22,101)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(37,566)	(15,546)	(79,498)	(34,711)
Add: Assignment Fees	2,327	—	2,327	3,275
Add: Income Tax Provision Allocable to FFO from Joint Ventures	349	3,510	150	5,349

Net Economic Gains (d)	$38,410	$36,201	$77,821	$71,015

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (e)	49,416	50,985	49,411	50,975
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (e)	43,128	44,471	43,056	44,441

Per Share/Unit Data:
FFO:
- Basic/Diluted (e)	$1.16	$1.17	$2.28	$2.29
Loss from Continuing Operations Less Preferred Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
- Basic/Diluted (e)	$(0.48)	$(0.45)	$(0.93)	$(0.86)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic/Diluted (e)	$0.96	$0.67	$2.09	$1.33
Dividends/Distributions	$0.72	$0.71	$1.44	$1.42

FFO Payout Ratio	62.1%	60.8%	63.2%	62.0%
FAD Payout Ratio	69.1%	63.8%	69.4%	65.3%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,220,733	$3,334,416
Real Estate and Other Held For Sale, Net	21,910	65,927
Total Assets	3,290,607	3,314,664
Debt	1,962,172	1,979,729
Total Liabilities	2,178,017	2,190,073
Stockholders’ Equity and Minority Interest	$1,112,590	$1,124,591

a) Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of general contractor for certain third party development projects. Additionally, for the six months ended June 30, 2008, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell and for the three and six months ended June 30, 2007, construction revenues and expenses include amounts relating to the construction of a building for a third party, accounted for on a percentage of completion basis.
b) Represents the Company’s share of net income, depreciation and amortization on real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.
c) In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.
d) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold. Accordingly, as calculated by the Company, FFO includes net economic gains (losses) resulting from all Company property sales as well as assignment fees. Assignment fees are earned when the Company assigns its interest in a purchase contract to a third party for consideration.
NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.
The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes (excluding taxes associated with joint ventures). Net Economic Gains also includes assignment fees.
In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Beginning with the fourth quarter of 2006, the Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2008, include all properties owned prior to January 1, 2007 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2007 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended June 30, 2008 and 2007, NOI was $64,536 and $69,073, respectively; NOI of properties not in the Same Store Pool was $14,819 and $17,687, respectively; the impact of straight-line rent and the amortization of above/below market rent was $1,781 and $2,139, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
e) Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.